Dated 23 May 2005


(1) AEROFLEX INCORPORATED


(2) UBINETICS HOLDINGS LIMITED




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                                DEED OF GUARANTEE

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                                     MAYER
                                     BROWN
                                     ROWE
                                     & MAW

                                     LONDON


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                                    CONTENTS


CLAUSE                                                                  PAGE


1.  Definitions and Interpretation........................................1
2.  Guarantee.............................................................2
3.  Guarantor's Warranties................................................3
4.  General...............................................................4


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THIS DEED is dated 23 May 2005 and made between:

(1) AEROFLEX INCORPORATED a company incorporated in the State of Delaware whose registered office is at 35 South Service Road, Plainview, New York, 11803 (the "GUARANTOR"); and

(2)  UBINETICS  HOLDINGS  LIMITED a company  incorporated  in England  and Wales
     (registered number 03936291) whose registered office is at Cambridge Technology Centre, Back Lane, Melbourn, Royston, Hertfordshire SG8 6DP (the "SELLER").

BACKGROUND:

(A) Pursuant to an agreement dated the same day as this Deed entered into between Aeroflex Test Solutions Limited (the "PURCHASER") and the Seller (the "SALE AGREEMENT"), the Seller has agreed to sell the Shares and the Assets to the Purchaser on the terms and conditions set out in the Sale Agreement.

(B) The Purchaser and the Guarantor are both members of the Purchaser's Group. The Guarantor has agreed to guarantee certain obligations of the Purchaser under the Sale Agreement on the terms and conditions set out in this Deed.

IT IS AGREED THAT:

1.        DEFINITIONS AND INTERPRETATION

1.1       DEFINITIONS

          In this Deed:

          "PROCEEDINGS" means any proceedings, suit or action arising out of or in connection with this Deed; and

          "SERVICE DOCUMENT" means a claim form, summons, order, judgement or other process issued out of the courts of England and Wales relating to or in connection with any Proceedings.

1.2       CONTENTS PAGE AND HEADINGS

          In this  Deed,  the  contents  page  and  headings  are  included  for
          convenience   only  and  shall  not  affect  the   interpretation   or
          construction of this Deed.

1.3       MEANING OF REFERENCES

          In this Deed, unless the context requires otherwise, any reference to:

          (a)  a CLAUSE is to a clause of this Deed;

          (b) INDEMNIFY and to INDEMNIFYING any person against any Losses by reference to a matter, event or circumstance includes indemnifying and keeping him indemnified immediately on demand against all Losses from time to time


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          made,  suffered  or  incurred  by that  person as a direct or indirect result of that matter, event or circumstance;

          (c) a PARTY or the PARTIES is to a party or the parties to this Deed and shall include any permitted assignees of a party;

          (d) a PERSON includes any individual, firm, company, corporation, government, state or agency of state or any association, trust or partnership (whether or not having a separate legal personality); and

          (e) a STATUTE or STATUTORY PROVISION includes any consolidation or re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same from time to time except to the extent that any consolidation, re-enactment, modification or replacement enacted after the date of this Deed would extend or increase the liability of either party to the other under this Deed.

1.4       NO RESTRICTIVE INTERPRETATION

          In this Deed, general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

1.5       DEFINITIONS IN SALE AGREEMENT

          Words and expressions used but not defined in this Deed shall have the meanings given to them in the Sale Agreement.

2.        GUARANTEE

2.1       GUARANTEE

          If the Purchaser fails to comply with any obligation to pay any sum when due to the Seller under the provisions of the Sale Agreement (a "PAYMENT OBLIGATION") then, subject to the provisions of Clause 2.5 (Right to defences), the Guarantor guarantees that it shall (on written demand by the Seller) immediately perform and discharge such Payment Obligation.

2.2       CONTINUING GUARANTEE

          The guarantee set out in Clause 2.1 (Guarantee):

          (a) is a continuing guarantee and shall remain in force and effect until the Purchaser has performed and discharged each Payment Obligation under the Sale Agreement; and

          (b) is additional to (and not in substitution for) any other security or guarantee which is or may be held by the Seller from time to time in respect of any Payment Obligation.


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2.3       NO RELEASE

          The Guarantor's liability under Clause 2.1 (Guarantee) shall, subject to Clause 2.5 (Right to defences), not be affected by any concession, time, indulgence or release granted by the Seller to the Purchaser or by any payment or other dealing or anything else (whether by or relating to the Seller, any co-guarantor or any other person) which would, but for this Clause 2.3, operate to discharge or reduce that liability.

2.4       INVALIDITY OR UNENFORCEABILITY OF GUARANTEE

          If anything (including any legal limitation, disability, liquidation or other incapacity on the part of the Purchaser or any disclaimer by a liquidator or trustee in bankruptcy) causes any Payment Obligation and/or the guarantee set out in Clause 2.1 (Guarantee) to be or become invalid or unenforceable, then, subject to Clause 2.5 (Right to defences), the Guarantor shall perform and discharge such Payment Obligation as if it was the primary obligation of the Guarantor.

2.5       RIGHT TO DEFENCES

          The Guarantor shall be entitled to raise as a defence to any payments due from it under this Clause 2, any defences which are or may be raised by the Purchaser against the Seller under the Sale Agreement or in respect of any other matter or thing and shall be entitled to deduct or withhold in respect of any such claim (whether by way of set-off, counterclaim or otherwise) any amount which is or may be claimed from time to time by the Purchaser against the Seller under the Sale Agreement or in respect of any other matter or thing.

2.6       NO EXERCISE OF SET OFF-RIGHTS

          The Guarantor shall not exercise any rights which it may have against the Purchaser arising from or otherwise relating to its guarantee under Clause 2.1 (Guarantee) or its other obligations under this Clause 2 unless and until each Payment Obligation and all of the obligations of the Guarantor under this Deed have been performed and discharged.

2.7       ENFORCEMENT

          The Seller may claim under the guarantee set out in Clause 2.1 (Guarantee) without first making demand of the Purchaser or taking any action to claim under or enforce any other right, security or other guarantee which it may hold from time to time in respect of any Payment Obligation.

2.8       UNCONDITIONAL AND IRREVOCABLE GUARANTEE

          The  Guarantor's  obligations  under  this  Clause  2,  including  its
          guarantee  under  Clause  2.1  (Guarantee)   are   unconditional   and
          irrevocable.

3.        GUARANTOR'S WARRANTIES

          The Guarantor warrants to the Seller that:


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          (a)  the  Guarantor has full power to enter into and perform this Deed this Deed will on execution by the Guarantor constitute valid and binding obligations on the Guarantor in accordance with its terms; and

          (b) the execution and delivery of, and the performance by the Guarantor of its obligations under this Deed will not:

               (i) result in a breach of any provision of its memorandum or articles of association;

               (ii) result in a breach of any order,  judgment  or decree of any court or government agency to which the Guarantor is a party or by which the Guarantor is bound; or

               (iii)require the  Guarantor  to obtain any consent or approval of its shareholders or any other material third party consent.

4.        GENERAL

4.1       COUNTERPARTS

          This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart. Each counterpart shall constitute an original of this Deed but all the counterparts together shall together constitute but one and the same instrument.

4.2       NO RIGHTS OF THIRD PARTIES

          A person who is not party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

4.3       NOTICES

          Subject to Clause 4.4 (Agent for service of process) all communications relating to this Deed shall be in writing and delivered by hand or sent by post or facsimile to the party concerned at the relevant address shown at the start of this Deed (or such other address as may be notified from time to time in accordance with this clause by the relevant party to the other party). Any communication shall take effect if delivered, upon delivery; if posted, at the earlier of delivery and, if sent by first class registered post, 10.00 a.m. on the second Business Day after posting and if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address.

4.4       AGENT FOR SERVICE OF PROCESS

          The Guarantor irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with Proceedings in England by service on Aeroflex Test Solutions Limited (the "GUARANTOR'S AGENT") at Longacres House, Six Hills Way, Stevenage SG1 2AN in accordance with the provisions of Clause 4.3 (Notices) with a copy to Aeroflex Incorporated, P.O. Box 6022, 35 South Service Road, Plainview, New York 11803 Attention: Michael Gorin, Vice Chairman. In the


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          event of the Guarantor's  Agent (or any replacement  agent) ceasing so to act or ceasing to have an address in England, the Guarantor undertakes to promptly appoint another person as its agent for that purpose and to procure that notice of that appointment is given to the Seller in accordance with the provisions of Clause 4.3 (Notices).

4.5       GOVERNING LAW AND JURISDICTION

          This Deed shall be governed by and construed in accordance with English law. Each party irrevocably submits to the non-exclusive jurisdiction of the English courts to settle any dispute which may arise under or in connection with this Deed.

EXECUTION:

The parties have shown their acceptance of the terms of this Deed by executing it below:



SIGNED by Charles Badlato, Vice President    )  /s/Charles Badlato
AEROFLEX INCORPORATED                        )


SIGNED by James Mclaurin        , Director,  )  /s/James Mclaurin
and Christopher Edwards Director/Secretary,  )  /s/Christopher Edwards
duly authorised for and on behalf of         )
UBINETICS HOLDINGS LIMITED                   )


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